EXHIBIT 5.1

[Letterhead of Bracewell & Giuliani LLP]

October 17, 2012

Energy & Exploration Partners, Inc.

Two City Place, Suite 1700

100 Throckmorton

Fort Worth, Texas 76102

Ladies and Gentlemen:

We have acted as special counsel to Energy & Exploration Partners, Inc., a Delaware corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-1 (Registration No. 333-183808) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the proposed offer and sale by the Company of up to 17,359,850 shares (including 2,359,850 shares subject to the underwriters’ over-allotment option described in the Registration Statement) (the “Primary Shares”) of the Company’s common stock, par value $0.01 per share (“Common Stock”), and up to 732,335 shares of Common Stock (the “Secondary Shares,” and together with the Primary Shares, the “Shares”) to be offered and sold by the Selling Stockholders identified in the Registration Statement (the “Selling Stockholders”).

We understand that the Primary Shares are to be sold by the Company and the Secondary Shares are to be sold by the Selling Stockholders pursuant to the terms of an Underwriting Agreement (the “Underwriting Agreement”) in substantially the form reviewed by us and filed as Exhibit 1.1 to the Registration Statement.

We have examined originals or copies identified to our satisfaction of (a) the form of the Amended and Restated Certificate of Incorporation of the Company and the form of the Amended and Restated Bylaws of the Company, each to become effective prior to the closing of the offering; (b) certain resolutions adopted by the Board of Directors of the Company; (c) the Registration Statement; (d) the form of the Underwriting Agreement; and (e) such other instruments, documents and records as we have deemed necessary, relevant or appropriate for the purposes hereof. We have relied on, and assumed the accuracy of, certificates of officers of the Company and of public officials and others as to certain matters of fact relating to this opinion and have made such investigations of law as we have deemed necessary and relevant as a basis hereof. In such examinations, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and records submitted to us as originals, the conformity to authentic original documents, certificates and records of all documents, certificates and records submitted to us as copies, and the truthfulness of all statements of fact contained

Energy & Exploration Partners, Inc.

October 17, 2012

therein. In addition, we have assumed (i) that the Registration Statement, and any amendments thereto, has become effective under the Act and (ii) that the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Company referred to above, in the forms reviewed by us, have become effective.

Based on the foregoing, subject to the limitations, assumptions and qualifications set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that:

1.	The Primary Shares will be validly issued, fully paid and nonassessable when (a) issued in accordance with the Registration Statement, the terms of the Underwriting Agreement, the resolutions of the Board of Directors of the Company approving the issuance of and the terms of the offering of the Primary Shares and related matters and resolutions to be adopted by the Board of Directors of the Company or a committee thereof approving the consideration to be paid for the Primary Shares; and (b) certificates representing the Primary Shares have been duly executed, countersigned, registered and delivered in accordance with the terms of the Underwriting Agreement approved by the Board of Directors of the Company.

2.	The Secondary Shares have been duly authorized and validly issued and are fully paid and nonassessable.

The foregoing opinion is based on and is limited to the General Corporation Law of the State of Delaware and the relevant federal law of the United States of America, and we render no opinion with respect to the laws of any other jurisdiction. We are not admitted to the practice of law in the State of Delaware.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Bracewell & Giuliani LLP

Bracewell & Giuliani LLP